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                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated November 11, 1998, accompanying the consolidated financial statements and accompanying schedule of ABR Information Services, Inc. included in the Annual Report on Form 10-K for the year ended July 31, 1998, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP



Tampa, Florida
November 16, 1998